As filed with the Securities and Exchange Commission December 12, 2007

File No. 000-51529

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

S2C GLOBAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	13-4226299 (IRS Employer Identification No.)

1188 West Georgia Street, Suite 1650

Vancouver, BC  Canada V6E 4A2

(Address and telephone number of registrant’s principal offices)

Roderick Bartlett

1188 West Georgia Street, Suite 1650

Vancouver, BC  Canada V6E 4A2

604-629-2461

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1322 W. Pachua Circle

Ivins, UT 84738

(435) 688-7317

(801) 435-688-7318 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class	Amount to be	Proposed offering	Proposed maximum	Amount of
of securities to	registered	price per share (1)	aggregate offering	registration
be registered			price	fee

Common Stock	8,400,000 Shares	$0.07 per share	$588,000	$19.00

(1) Based on the bid price as quoted on the OTCBB on December 10, 2007.

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion

S2C GLOBAL SYSTEMS, INC.

8,400,000 Shares of Common Stock

$0.07 Per Share

This prospectus relates to the resale of up to 8,400,000 shares of our common stock by certain selling shareholders (the “Selling Shareholders”). We will not receive any sale proceeds from the Selling Shareholders. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the Selling Shareholder at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “STWG.” On December 10, 2007, the last reported closing sale price of our common stock was $0.07 per share.

See “Risk Factors” beginning on page 2 for certain information you should consider before you purchase the shares.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 12, 2007.

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PROSPECTUS SUMMARY

Summary of our Company

We were formed as a Nevada corporation on March 19, 2001; originally under the name of Sun Vacation Club Inc. on November 21, 2002 the name was changed to United Athletes, Inc. On February 8, 2005, after a reverse merger with S2C Global Systems Inc. (a private British Columbia corporation) we changed our name to S2C Global Systems, Inc. with the intent to focus on developing, marketing and distributing their 5-gallon bottled water vending and loading systems.  S2C Global Systems (S2C-Private) the private company was incorporated May 2004 after acquiring the intellectual property rights from Will Benedikt et al for his early version of the 5-gallon vending system. S2C-Private continued with the development of the system and market preparation with the Company assuming this role in February, 2005. S2C has generated minimal sales or revenues and only from its initial tests.

S2C designs, manufactures, promotes and markets distribution/logistics systems for pre-packaged 5-gallon bottled water. S2C promotes itself through its website at www.s2cglobal.com and a series of corporate/retail packages available through the Company. The Company has established a specific mechanical system, the “Aquaduct System”, related to the operation and promotion of pre-packaged water.  Currently, S2C is in the final development stages to bring its distribution/logistic system to market.

Because we are a development stage company and have minimal revenue from operations, our auditors have issued a going concern opinion. Our net loss from our inception on May 6, 2004 through December 31, 2006 was $2,252,881. Our principal executive offices and mailing address is 1188 West Georgia Street, Suite 1650, Vancouver, BC  Canada V6E 4A2.  Our telephone number is 604-629-2461.

About this offering

The selling security holders are offering to sell up to 8,400,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of shares outstanding after this offering

There are currently 61,250,327 shares of our common stock issued and outstanding.  That number will stay the same after this offering, since no new shares are being issued.  We have no other securities issued or outstanding.

Estimated use of proceeds

We will not receive any of the proceeds from the sale of the shares being offered.

RISK FACTORS

Investing in our stock is very risky, and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

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We are a new business, and our Management has limited experience in designing, manufacturing and marketing pre-packaged water distribution systems, making an investment in S2C is risky.  If we are unable to successfully design, manufacture and market our water distribution systems, then we will not be successful as a business. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan and initial placement of our systems in limited test markets.  As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern.  If we are unable to implement our business plan and distribute our water distribution systems, we will be unable to move beyond the development stage. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7.  We are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date other than the design and manufacture of prototypes of our water distribution system which has been installed in limited test markets.  These factors raise substantial doubt about our ability to continue as a going concern.

If we cannot absorb the costs associated with being a public company your investment may be jeopardized.  In order to maintain our status as a public company, we must comply with the Securities and Exchange Commission’s periodic reporting requirements.  The periodic reports require legal and accounting expertise that is often costly. If we cannot maintain our public company status and keep our periodic reports current, you may not be able to liquidate your shares. Costs associated with being a public company are much higher than those of a private company.  S2C, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense and could adversely affect our financial survival. Sarbanes-Oxley Act of 2002 disclosure requirements are time consuming and burdensome. The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company may make the economic viability of S2C very doubtful.

If we are unable to market the installation of our water distribution system we will have no further potential sources of revenue and will be unsuccessful in implementing our business plan. We recently installed systems in Montreal (1unit), Vancouver (2 units) and Houston. The original system that was installed in Mexico has been moved to our workshop in Houston to be upgraded to our new design technology.  In order to continue our business, it is necessary that we identify and place our systems in additional key markets.  Currently, we have not entered into any agreements for any additional system placements.

If we are unable to develop component supplier and assembly agreements we will be unable to manufacture our water distribution systems.  We do not intend to operate any manufacturing facilities but rather intend to establish component supplier agreements and assembly crews.  At this time we have not entered into any agreements for the manufacture of our systems.  There is no assurance that we will be able to successfully negotiate long-term agreements with component suppliers or assemblers at a reasonable price or upon acceptable terms.

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If we are unable to compete in the water distribution industry we will have to abandon our business plan and you may lose your entire investment in S2C.  We operate in the highly competitive area of bottled-water distribution. We face intense competition from both major and other independent bottled-water companies in seeking to acquire key markets for distribution. Many of our competitors have financial and other resources substantially greater than ours, and some of them are fully integrated bottling and distributing companies. Many of these companies not only own the natural spring water, but also bottle, distribute and market bottled-water and other products on a regional, national or worldwide basis. These companies may be able to pay more for marketing and may be able to define, evaluate, bid for and install a greater number of water distribution systems than our financial or human resources permit. In addition, such companies may have a greater ability to continue to develop new prototypes for improved distribution systems. Our ability to market and install our water distribution systems in the future will be dependent upon our ability to target key markets, to license our patented systems to other companies and individuals, and to consummate transactions in a highly competitive environment.

The manufacture, licensing, placement and management of water distribution systems involves substantial risks that may result in a total loss of investment. The business of implementing our water distribution systems involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome.  If any water distribution system that we license or place into service is not productive, we will not recognize any revenue from it.  Our revenue will depend entirely on implementing water distribution systems that are economically productive.

We may suffer losses or incur liability for events that we or the third-party operator of a water distribution system have chosen not to insure against.  Although management believes the third-party operator of any water distribution system in which we may license will acquire and maintain appropriate insurance coverage in accordance with standard industry practice, we may suffer losses from uninsurable hazards or from hazards, which we or the third-party operator have chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, flood or explosion against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage our water distribution systems and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our financial position.

We may be subject to governmental regulations which could adversely affect the cost of our business.  In order to implement our business plan we may be subject to the following jurisdictional regulations:

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Financial transaction equipment – the Aquaduct incorporates Automated Teller Machine (ATM)/Point of Sale (POS) equipment in order to offer credit card, debit card and prepaid cash card payment options. Each Aquaduct besides selling 5-gallon bottled water is a drive-up ATM. Bank and financial regulators establish protocols for electronic funds transfer, equipment used in the transfer process must be certified by the provider of the transfer network.  This can affect the cost of each vending unit, operating costs and delays in supply.

•

Vending equipment licenses – typically vending equipment is licensed at the state or municipal level and regulated through zoning bylaws as to where the equipment can and cannot be installed.  This will limit availability as to where S2C can install its equipment and may limit access to certain markets.

•

Food handling regulation – a variety of governmental regulations govern food safety and handling.  For S2C, the prime concern is safe storage of the products it intends to sell in the vending system.  Each of the vending units must be tamper proof and climate controlled to insure safe distribution.

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•

Transportation regulation – various regulations dictate the size of shipments on public highways.  S2C’s Aquaduct vending unit has been designed to comply with North American transport regulation with regard to size and weight so they may be freely shipped to market without restriction.

•

Electrical and mechanical product standards – a variety of public safety departments dictate electrical and mechanical standards to ensure product safety.  Safety underwritings such as Underwriters Laboratories (UL) or Canadian Standards Association (CSA) are required on some components used in the Aquaduct. The Company intends to use UL/CSA approved components where required. Where underwriter’s labels are absent or additional inspection is required under local jurisdiction the appropriate approvals will be obtained prior to installation. The Company’s inability to obtain an underwriting or certification from a required laboratory or association will limit the ability to place the S2C Systems in the market.  The Aquaduct currently has electrical certification from the Electrical Safety Authority, a body responsible for public electrical safety in Ontario, Canada.

If we are unable to meet the requirements of the above listed jurisdictional requirement we may be unable to provide our water distribution systems at a profit to the Company.

We may not be able to obtain adequate financing to continue our operations. We have relied in the past primarily on the sale of equity capital to fund working capital and the development of our water distribution systems. Failure to generate operating cash flow or to obtain additional financing could result in delay or cause indefinite postponement of future expansion into key markets, development of relationships with third-party licensee prospects with the possible loss of our existing systems. We will require significant additional capital to fund our future activities and to service current and any future indebtedness. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our business.

We may have difficulty managing growth in our business. Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of systems we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

Our stock is subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock is subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

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- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance an active market will be made in our stock.  If no active market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Shares of stock eligible for sale by our stockholders may decrease the price of our stock.  We are registering the sale of up to 8,400,000 shares of common stock, out of a total of 61,250,327 total shares issued and outstanding.  This constitutes 13.7% of our total shares issued and outstanding today.  Potentially, all 61,250,327 shares could be sold on the open market, subject to Rule 144 limitations for sales by corporate insiders.  If the shareholders sell substantial amounts of our stock, then the market price of our stock could decrease.

Our officers and directors are limited in the time they can devote to our operations.  If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. Our officers and directors currently maintain outside employment that is full time, which limits the amount of time they can devote to our operations.  If the offer is completed, it is expected that our officers and directors will devote approximately 20 hours per week to our business. Further, regulatory requirements of a public company will require management attention to the details of public company governance and compliance that will take time away from S2C’s daily operations. As our only employees, Mr. Bartlett and Mr. Forzley are critical to our success.  We do not intend to purchase Key Man Insurance for our officers and directors.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

 You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

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Some of the information included in this prospectus contains “forward-looking statements”. These statements can be identified by the use of forward-looking words, including “may”, “expect”, “anticipate”, “plan”, “project”, “believe”, “estimate”, “intend”, “will”, “should” or other similar words. Forward-looking statements may include statements that relate to, among other things:

•	Our financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Third party operators licensing our water distribution systems;

•	Demand for bottled water;

•	Timing and amount of future production of water distribution systems;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These factors include among others:

•

changes in business and economic conditions and other adverse conditions in our markets;

•

increased competition;

•

our inability to achieve and maintain profitability;

•

merchandising and marketing strategies;

•

inventory performance;

•

changes in consumer preferences or fashion trends;

•

seasonality of the retail and direct-marketing businesses;

•

significant increases in paper, printing and postage costs;

•

litigation that may have an adverse effect on the financial results or reputation of the Company;

•

reliance on third-party suppliers;

•

our ability to successfully implement our operating, marketing, acquisition and expansion strategies; and

•

natural disasters and terrorist attacks.

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You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

 USE OF PROCEEDS

The proceeds of this offering will go directly to the selling security holders. We will not receive any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

Our offering price is based on the bid price of our stock as quoted on the OTCBB on December 10, 2007.

DESCRIPTION OF BUSINESS

Our History

We were formed as a Nevada corporation on March 19, 2001; originally under the name of Sun Vacation Club Inc. on November 21, 2002 the name was changed to United Athletes, Inc. On February 8, 2005, after a reverse merger with S2C Global Systems Inc. (a private British Columbia corporation) we changed our name to S2C Global Systems, Inc. with the intent to focus on developing, marketing and distributing their 5-gallon bottled water vending and loading systems.  S2C Global Systems (S2C-Private) the private company was incorporated May 2004 after acquiring the intellectual property rights from Will Benedikt et al for his early version of the 5-gallon vending system. S2C-Private continued with the development of the system and market preparation with the Company assuming this role in February, 2005. S2C has generated minimal sales or revenues and only from its initial tests.

S2C designs, manufactures, promotes and markets distribution/logistics systems for prepackaged 5-gallon bottled water. S2C promotes itself through its website at www.s2cglobal.com and a series of corporate/retail packages available through the Company. The Company has established a specific mechanical system, the “Aquaduct System”, related to the operation and promotion of prepackaged water.  Currently, S2C is in the final development stages to bring its distribution/logistic system to market.

The Company installed the second generation prototype of the Aquaduct for testing in Verona, Ontario, Canada in 2005. At the same time it had the second prototype of the same design reverse engineered for the purpose of mass production and concluded the design was not efficient for mass production. The Company completed engineering/design on a third revision March 2007. The current design incorporates off the shelf components and is modular in order to facilitate global procurement and assembly.

The Company installed the unit tested in Verona into Montreal (Laval) in the last quarter of 2006. The two units developed as the third revision were installed in Vancouver (Surrey and Richmond  BC),  All three units experienced light sales resulting in the income reported.  The Company originally launched its concept by accepting only its proprietary bottles in its return function, after turning away hundreds of customers as of November 2007 the company reprogrammed its Vancouver Aquaducts to accept all 18.9 Liter bottles for return.

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The truck and in-plant components of the Aquaduct system utilize the same technologies as those incorporated in the Aquaduct vending unit; they have been designed and will be built upon confirmation of the last of 10 working Aquaducts in any of the aforementioned Markets.

The Company accumulated a deficit in excess of $2,800,000 in developing the Company to this point.

The S2C System

In an attempt to address the growing market for bottled water and to capitalize on the low labor costs of vending, S2C has developed a proprietary product delivery system.  S2C designs, develops and distributes mechanical systems, including vending systems that automate the distribution from suppliers to consumers of bulk food products.  Bulk food products include items sold in larger quantities up to 5 gallons (18 liters) and/or 47 pounds (22.3 Kg).  Any product that is capable of being packaged in a cylindrical container, typically liquid or granular in nature can be delivered via the S2C System.  Water is the first consumer product the Company is promoting it will be supplied to the Aquaducts through existing packagers/distributors of 5-gallon water.

The S2C Aquaduct is a modular vending unit capable of accepting empty 5-gallon recyclable plastic jugs and distributing full 5-gallon recyclable plastic jugs.  The Aquaduct is intended to act as a replacement to in store retail distribution systems.  Most grocery store chains in North American sell 5-gallon bottled water.  The Aquaduct is intended to be a replacement system for those systems currently in place.

Current systems employed by producers, distributors and retailers of 5-gallon bottled water are labor intensive. Staff unload/load 5-gallon bottled water from the production line to warehousing, from warehousing to trucks, from trucks to transfer stations, from transfer stations to smaller trucks from these trucks to the home, offices and retailers. The retailers then unload the trucks to storage from storage to the store floor, from the store floor to customer’s cars. The returned empty bottles go through a reverse cycle of that previously described. Bottles are moved using a combination of fork lift operators, laborers and drivers. The S2C System eliminates all of the labor involved except for the truck driver; the number of drivers is reduced overall because of just in time inventory management, the Aquaducts storage capabilities and better logistics. The labor is not needed with the S2C System because machines move the bottles through the Aquaduct racking system, into the trucks and eventually into the Aquaducts.

The S2C System is a three part system comprised of:  (1) an in plant system that takes the prepackaged goods from the line into an integrated storage/loading system; (2) an integrated truck storage/loading system; and (3) a retail vending unit. The vending unit sits in an accessible parking lot where an individual can drive up in their car, stop in front of the unit, retrieve their empty 5-gallon water jug if they have one, touch the ATM/POS Screen, select the transaction they want i.e. return or no return, swipe their bank card, enter their pin, place the return bottle in the return door, retrieve the full bottle, put it in the car and drive away. The truck system has a drop down over and under conveyor that hooks up at the plant or Aquaduct loading door on one end and to the continuous loop racking system in the truck. Full bottles push empty bottles either out of the Aquaduct or out of the truck. The Plant system runs from the production line through the continuous loop racking system all the way to the loading doors using a system of conveyors.

S2C owns the technology for the S2C System and intends to generate revenue by selling the consumer product to the end user and licensing its technologies.  S2C intends to operate a manufacturing facility in Dallas as well as subcontract or joint venture with existing manufacturing companies or assembly companies.  S2C obtained the rights to the original patent application with the United States Patent Office for its proprietary S2C System and will continue to secure additional patents, copyrights and trademarks as they are made available.

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Markets and Customers

Bottled Water/Vending Industry Background

Originally introduced in American restaurants in the mid-1970’s, the little green bottle of mineral water, Perrier, became a cultural icon.  Today, North Americans are drinking bottled water in unprecedented amounts.  The U.S. bottled water industry sold $9.2 Billion dollars in 2004 and is over $10 Billion for 2006 according to the Beverage Marketing Corporation. Nestle’ Waters reports one third to one half, depending on the market, of all bottled water sales are 5-gallon type bottles. Using sales statistics for the U.S. from the Beverage Marketing Corporation 2005 Report between 449 and 680 million 5-gallon bottles of water were sold last year.

5-gallon bottled water is either delivered to homes or offices or picked up at a store.  Currently 50% of bottle sales in the USA are home deliveries and 50% away from home according to a Groupe Danone & Eden Springs (Europe) 2003 release. Overall the U.S. bottled water market has continued to grow 7.5 % during the years of 2003-2004 as reported by the Beverage Marketing Corporation.  In interviews conducted in person and over the phone during the summer of 2004 by S2C’s then V.P. Sales Martin Stevens, category managers, store managers and distribution managers of three major grocery chains reported the delivery and sale of 5-gallon bottled water in retail environments using traditional retail systems has become awkward and non- profitable.

Alternative systems such as the “u-fill” system, where the consumer fills a bottle on location with purified tap water, have cropped up in the market and met with mixed response because of the opportunity for contamination and the public perception of tap water versus bottled water.

The idea of a machine that accepts money and dispenses a product or service automatically is an old one.  It was first applied on a widespread and practical basis in the 1920’s.  Today’s vending industry took shape in the decade after World War II and make the transition from a provider of cigarettes, candy and beverages, to a full-line food and beverage service purveyor during the next ten years.  Milestones along the way included the development of cup cold drink machines using fountain syrup and delivering ice with the beverage, fresh-brew coffee equipment serving batch and single cups, and refrigerated food vendors.

As the Company’s system incorporates a vending component in the Aquaduct it is important to understand the pervasiveness and acceptability of the industry. The US Vending industry is currently reported at $40 Billion by USA Technologies.   Despite its magnitude, however, the industry is not highly visible.  Most companies that operate vending machines reach their ultimate customers through the intermediation of third parties.  Factories, office complexes, colleges, universities, hospitals and other institutions contract with the vending companies to provide food and refreshment services.  For this reason, these vending operators, unlike convenience stores and fast-food restaurants, have no direct contact with the general public.

The majority of vending operations, both in terms of total numbers and market share, are entrepreneurial businesses serving one compact market area.  Many of them are active in related enterprises as well.  The vending industry overall is characterized by labor storage devices, devices that through automation and machinery perform a function normally conducted using manpower. S2C believes that as the cost of labor in North American continues to rise, more products associated with a large labor cost component will be vended through machines rather than through traditional retailing.

The Company’s system will initially vend 5-gallon bottled water, targeting market areas with proven 5-gallon sales history. There can be no assurance the Company will participate in the successes or growth that the bottled water/vending industry has experienced or that our product will achieve any market acceptance. The preceding information regarding the vending industry was gathered from “www.vendingtimes.com”

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Competition

The Company’s research indicates there are no existing automated vending systems in existence for pre-packaged 5-gallon bottled water; however there are several vending systems for u-fill bulk bottled water. These include Glacier Water (AMEX-HOO) and Culligan.

The existing distribution system used by Danone Waters of North America is similar to that used by most bottler/distributors it consists of bottle handling robots, fork lifts, pallet /racking systems, warehousing, freight trucks, transfer stations, delivery trucks and in store racking. The existing in plant systems require significant capital to setup, manpower to operate, and other significant operating costs such as fuel. S2C’s Aquaduct system can eliminate the cost of the fork lifts and operators, robots, pallets/racking, delivery trucks and operators and the transfer stations. Estimates by S2C’s management put the distribution costs under the Aquaduct system as much as 65% lower than the existing distribution costs.

Currently, 5-gallon pre-packaged bottle water is available at grocery stores, big box stores, and gas stations in racks, the customer buying the water has to carry his empty bottle through the store to the customer service counter to get a credit note, pick up a new bottle in the store and carry the 50 pound bottle back to his car, the Aquaduct system sits in a single parking stall, at any of these locations or a variety of others where consumers can drive right up to the machine offering a competitive level of convenience.  The Aquaducts ability to compete for these locations will come down to having the space for the Aquaduct and the drive up convenience for loading and unloading.

Governmental Regulation

S2C may be affected by jurisdictional regulators in regards to the following:

1.

Financial transaction equipment – the Aquaduct incorporates Automated Teller Machine (ATM)/Point of Sale (POS) equipment in order to offer credit card, debit card and prepaid cash card payment options. Each Aquaduct besides selling 5-gallon bottled water is a drive-up ATM. Bank and financial regulators establish protocols for electronic funds transfer, equipment used in the transfer process must be certified by the provider of the transfer network.  This can affect the cost of each vending unit, operating costs and delays in supply.

2.

Vending equipment licenses – typically vending equipment is licensed at the state or municipal level and regulated through zoning bylaws as to where the equipment can and cannot be installed.  This will limit availability as to where S2C can install its equipment and may limit access to certain markets.

3.

Food handling regulation – a variety of governmental regulations govern food safety and handling.  For S2C, the prime concern is safe storage of the products it intends to sell in the vending system.  Each of the vending units must be tamper proof and climate controlled to insure safe distribution.

4.

Transportation regulation – various regulations dictate the size of shipments on public highways.  S2C’s Aquaduct vending unit has been designed to comply with North American transport regulation with regard to size and weight so they may be freely shipped to market without restriction.

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5.

Electrical and mechanical product standards – a variety of public safety departments dictate electrical and mechanical standards to ensure product safety.  Safety underwritings such as Underwriters Laboratories (UL) or Canadian Standards Association (CSA) are required on some components used in the Aquaduct. The Company intends to use UL/CSA approved components where required. Where underwriter’s labels are absent or additional inspection is required under local jurisdiction the appropriate approvals will be obtained prior to installation. The Company’s inability to obtain an underwriting or certification from a required laboratory or association will limit the ability to place the S2C Systems in the market.  The Aquaduct currently has electrical certification from the Electrical Safety Authority, a body responsible for public electrical safety in Ontario, Canada.

Employees

S2C’s only employees are its President, Roderick Bartlett and its Chief Financial Officer, Harold Forzley and an Office Administrator and an Operations Manager.  As required, the Company hires independent contractors or out sources to appropriate companies to perform other services.

Facilities

We have offices located at 1650-1188 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4A2.  We occupy approximately 1,500 square feet as a sub tenant on a lease that expires February 2010.  We believe our current space is sufficient for our operations into the foreseeable future. We have leases for one parking stall in 3 shopping centers in Centre Notre Dame in Montreal, Quebec and Strawberry Hill in Surrey, B.C., and Lansdowne mall in Richmond, B.C., We are in the process of securing one more in Houston, Texas shopping centers for locating Aquaducts. The company also has a lease on Warehouse space located in Surrey B.C. used for distribution and manufacture of Aquaduct units. The company also has a monthly rental on warehouse and distribution space in Houston Texas.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

12

MANAGEMENT

Our business will be managed by our officers and directors.

Name	Age	Position	Director or Officer Since

Roderick C. Bartlett	50	Chief Executive Officer,	February 2005
		President and Director

Harold Forzley	55	Chief Financial Officer	September 2005
		and Director

Alejandro Bautista	50	Director	February 2005

Tina VanderHeyden	52	Director	October 2006

Mark Lambert	51	Director	October 2006

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified.  Officers hold office at the discretion of the Directors.

The following is a brief biography of our officers and directors.

Roderick C. Bartlett.  Mr. Bartlett has been involved in the Aquaduct for the past four years with the preceding 10 years in business development and his own ventures including a real estate development company, Triple R Developments, LTD (1991-2001) of which he was the President and majority shareholder. His public company experience includes the Reverse Take Over (RTO) of a Canadian Public Company, Claddagh Gold (August 1998 to August 2001). Mr. Bartlett through the RTO established a resort management company Resorts Unlimited Management (TSX-RUM) of which he was CEO and President.  From December 2001 to April 2004, Mr. Bartlett was Vice President Sales and Marketing of ActionView International (OBTCC-AVWI). -Mr. Bartlett went on to accept the position of Director, President and CEO of Quest Oil Corporation (OTCBB-QOIL) which he held from February 2004 until June 30, 2005.  Mr. Bartlett is responsible for the day to day operations and planning of S2C. Mr. Bartlett’s business experience over the past five years included business planning and execution, mergers and acquisitions, corporate finance, corporate governance, product development, resource development, project management, marketing strategies and execution.

Harold Forzley.  Mr. Forzley earned a BA Commerce while attending at Simon Fraser University and a Chartered Accountant designation while employed at Thorne Riddell (now KPMG). After an eight year tenure with Thorne Riddell, Mr. Forzley spent the next 20 years building a variety of companies primarily in the mining sector. . Mr. Forzley has spent the past five years in his own consultancy, providing financial/business advice to a variety of small businesses including a private furniture manufacturing firm based in mainland China.  In September 2005, Mr. Forzley joined the board and became an officer of a mineral exploration company, Sonora Gold Corp. In September 2006, Mr. Forzley joined the board and became an officer of a mineral exploration company, Grande Portage Resources Ltd.

13

Alejandro Bautista.  Mr. Bautista has a degree in Business Administration from Instituto Technologico Y De Estudios Superiores De Monterrey, with over 25 years of senior management experience in plant operations, international market development, import, export, sales, marketing and public relations. From 1985 to 1987, Mr. Bautista was the executive director and was fundamental in the growth of Grupo Industrias Petrus S.A.  Mr. Bautista was a founding investor in the private company S2C Global Systems and has been instrumental in organizing a potential relationship with Durosa, SA, a mass production facility in Monterey, Mexico. From 1989 through 2000, Mr. Bautista spent as the head of a family manufacturing business, Granitos Naturales S.A. and Granitos Naturales of North American, Inc. which is based in Laredo, Texas. His business experience during this period included import and export, manufacturing, marketing, administration and finance.  Since 2000, Mr. Bautista is the owner and CEO of Promotora Activa De Puebla, a land development business in Mexico.

Tina VanderHeyden. Tina Vanderheyden is renowned as the co-producer of Andrew Lloyd Webber's The Phantom of the Opera and CATS; productions that dominated Toronto and Canada's commercial theatre scene for 15 years. In addition to her work as a promoter and producer of theatre, concerts and events, Tina assists corporate, institutional and private sector clients meet their fundraising, marketing and sales goals. Tina is currently the Director of Development for the Canadian Film Centre and serves on a number of Boards, including Allura International Inc.

Mark Lambert. Mark Lambert is a senior level executive focused in the water industry having spent 9 years with US Filter Corporation one of the leading water technologies companies (now Siemens Water Technologies) and 6 with Water Industry Solutions. Mark Lambert is skilled in profit and loss management, strategic planning, finance, operations and distribution, sales and marketing leadership. Mr. Lambert is an adept strategist with solid negotiation and financial modeling skills, international business acumen including 2 years overseas assignment.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of pending legal proceeding.  We do not know of any threatened or contemplated legal proceedings or litigation.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective.  Our Code also defines the standard of conduct expected by our officers, directors and employees.

COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued for each of the Registrant’s last three completed fiscal years to the Registrant’s or its principal subsidiaries chief executive officers and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2006, the end of the Registrant’s last completed fiscal year).

14

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Leo Kreiger, CEO	2004	-0-	-0-	4,500	-0-	-0-	-0-	-0-	4,500

Mark Lindberg, CEO	2004	-0-	-0-	4,500	-0-	-0-	-0-	-0-	4,500

Darren Hayes, CEO	2004	-0-	-0-	2,000	-0-	-0-	-0-	-0-	2,000

Roderick Bartlett, CEO	2005	-0-	-0-	200,000	-0-	-0-	-0-	-0-	200,000
	2006	-0-	-0-	140,000	-0-	-0-	-0-	-0-	140,000

Cameron King, CFO	2005	-0-	-0-	125,000	-0-	-0-	-0-	-0-	125,000

Harold Forzley, CFO	2005	-0-	-0-	82,500	-0-	-0-	-0-	-0-	82,500
	2006	-0-	-0-	70,000	-0-	-0-	-0-	-0-	70,000

Compensation of Directors

There are no written agreements to compensate any of the directors for their services, however during the year the company paid directors 25,000 common shares per quarter for their services in acting as a director of the company.

Name	Number Of Shares Received

Roderick Bartlett	100,000

Harold Forzley	100,000

Alejandro Bautista	100,000

Tina VanderHeyden	25,000

Mark Lambert	25,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company has borrowed money under Demand Promissory Notes for $21,234 that accrues interest at 12% per annum as well as loans payable to directors for $4,524.

15

Principal Stockholders

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus which is 61,250,327, and as adjusted to reflect the re-sale of 8,400,000 should our selling shareholders sell maximum number of shares.

The table includes:

•  each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•  each director of S2C Global Systems, Inc.

•  each named executive officer of S2C Global Systems, Inc.

	# of Shares
	Beneficially	% Before	% After
Name and Address	Owned	Offering	Offering

Roderick Bartlett (1) (3)	5,255,000	8.58%	8.58%
1650-1188 W. Georgia St.
Vancouver, British Columbia
Canada V6E 4A2

Harold Forzley (1)	3,168,000	5.17%	5.17%
1650-1188 W. Georgia St.
Vancouver, British Columbia
Canada V6E 4A2

Alejandro Bautista (2)	2,325,000	3.79%	2.16%
40 Eton Green
San Antonio, TX 78257

Tina VanderHayden (2)	175,000	0.38%	0.34%
78 Pricefield Rd,.
Toronto, Ontario
Canada M4W 1Z9

Mark Lambert (2)	25,000	0.05%	0.05%
1451 Santa Fe Dr.
Encinitas, CA 92024

All directors and executive	10,948,000	17.74%	16.24%
officers as a group:
(5 people)

(1) Officer and director.

(2) Director

(3)  These shares are held in the name of BPYA 966 Holdings, Ltd., a company owned and controlled by Mr. Bartlett.

16

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001.  As of the date of this prospectus, there are 61,250,327 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock with a par value of $0.001.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock

Stock options

We do not currently have a stock option plan.

Transfer Agent

Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT 84111, 801-355-5740 is our transfer agent.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have approximately 223 registered shareholders.  Our common stock is listed on the OTC Bulletin Board under the symbol STWG.  There is currently little or no trading volume for our securities.

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	CLOSING BID		CLOSING ASK
2005	High	Low	High	Low

January 2 through March 31.51		.30	.70	.55

April 1 through June 30.51		.10	.70	.35

July 1 through September 30.33		.10	.54	.22

October 1 through December 31.23		.05	.27	.09

	CLOSING BID		CLOSING ASK
2006	High	Low	High	Low

January 3 through March 31.18		.04	.21	.10

April 3 through June 30.15		.06	.18	.11

July 3 through September 29.12		.04	.17	.12

October 2 through December 29.13		.03	.19	.10

	CLOSING BID		CLOSING ASK
2007	High	Low	High	Low

January 3 through March 30.18		.072	.185	.08

April 2 through June 29.131		.07	.14	.08

July 2 through September 28.094		.027	.095	.03

The above quotations, as provided by Pink Sheets, LLC, represent prices between dealers and do not include retail mark-up, markdown or commission.  In addition, these quotations do not represent actual transactions.

S2C has not paid any dividends since its inception, and it is not likely that any dividends on its common stock will be declared at any time in the foreseeable future.  Any dividends will be subject to the discretion of the Company’s Board of Directors, and will depend upon, among other things, the operating and financial condition of S2C its capital requirements and general business conditions.  Our ability to pay dividends is also subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.  There can be no assurance that any dividends on S2C common stock will be paid in the future.

18

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered “penny stocks” under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in “penny stocks” must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for “penny stock” transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

The selling securities holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling securities holders may sell the shares from time to time:

—

in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

—	in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

—	at prices related to prevailing market prices, or

—	in negotiated transactions, or

—	in a combination of these methods of sale; or

—	any other method permitted by law.

The Selling Shareholders may be deemed an underwriter. The Selling Shareholders may effect these transactions by offering and selling the shares directly to or through securities broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securities holders and/or the purchasers of the shares for whom these broker-dealers may act as agent or to whom the selling securities holders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any broker-dealers who act in connection with the sale of our shares will be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

19

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling Shareholders that it and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of this distribution. In addition and without limiting the foregoing, the selling security owner will be governed by the applicable provisions of the Securities  Exchange Act, and the rules and regulations hereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling securities holders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the Selling Shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owner and any of their affiliates. We have informed the selling securities holders that it may not:

—	engage in any stabilization activity in connection with any of the shares;

—	bid for or purchase any of the shares or any rights to acquire the shares,

—	attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

—	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the Selling Shareholders that they must affect all sales of shares in broker’s transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

Notwithstanding statements above, the maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than eight (8) percent for the sale of any securities being registered pursuant to SEC Rule 415.

SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the common stock registered pursuant to this Registration Statement. Because the Selling Shareholders may offer all or only some portion of the 8,400,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of December 10, 2007, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the Selling Shareholders. None of the Selling Shareholders are  broker-dealers, or an affiliate of a broker-dealer to our knowledge.

20

The following table sets forth the number of shares that the selling security holders may offer for sale from time to time.  The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders.  None of the selling security holders has held any position or office with us, except as specified in the following table.  Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

Name of Selling Security Holder	Shares Owned by Selling Security Holder Before This Offering	Shares to be Offered by Selling Security Holder	Shares Owned by Selling Security Holder after Offering if all Shares Offered are Sold	Percentage of Shares Owned by Selling Security Holder After this Offering if all Shares Offered are Sold

Stephen Millen	1,800,000	1,500,000	300,000	0.49%
Peter Miele	1,916,666	500,000	1,416,666	2.31%
Peter Hill	400,000	200,000	200,000	0.33%
Trevor Reber	500,000	200,000	300,000	0.49%
Roy Maguire	400,000	400,000	-0-	-0-
Yvonne Lee	500,000	500,000	-0-	-0-
GK & MR Broadbent	1,500,000	1,500,000	-0-	-0-
Brent Atkinson	500,000	500,000	-0-	-0-
Alejandro Bautista (1)	2,325,000	1,000,000	1,325,000	2.16
Henry Andrews	3,041,096	1,100,000	1,941,094	3.17
Jason McGee	1,850,000	1,000,000	850,000	1.39
TOTAL	14,732,760	8,400,000	6,322,760	10.32%

(1) Director

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for S2C Global Systems, Inc. by the law firm of Cletha A. Walstrand, P.C., 1322 W. Pachua Circle, Ivins, UT  84738.

EXPERTS

The financial statements of S2C Global Systems, Inc. as of December 31, 2006 appearing in this Prospectus and Registration Statement have been audited by MacKay LLP as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

21

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to S2C Global Systems, Inc. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

22

S2C Global Systems, Inc.

 (a Development Stage Enterprise)

Consolidated Financial Statements

 (presented in US dollars)

December 31, 2006

23

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

Report of Independent Registered Public Accounting Firm

F-1

Consolidated Balance Sheet

F-2

Consolidated Statement of Operations and Deficit

F-3

Consolidated Statement of Stockholders’ Equity/(Deficit)

F-4

Consolidated Cash Flow Statement

F-5

Notes to the Consolidated Financial Statements

F-7

24

Report of Independent Registered Public Accounting Firm

To the Shareholders of

S2C Global Systems, Inc.

(a Development Stage Enterprise)

We have audited the consolidated balance sheets of S2C Global Systems, Inc. (a development stage enterprise) as at December 31, 2006, and 2005, and the consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for each of the years ended December 31, 2006 and 2005 and cumulative from inception on May 6, 2004 to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in these financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006, and 2005, and the results of their operations and their cash flows for each of the years ended December 31, 2006 and 2005 and cumulative from inception on May 6, 2004 to December 31, 2006 in accordance with the generally accepted accounting principles in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other factors as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MacKay LLP

Vancouver, Canada

“MacKay LLP”

March 22, 2007

Chartered Accountants

S2C GLOBAL SYSTEMS, INC.
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS
(presented in US dollars)

	December 31	December 31
	2006	2005

ASSETS

CURRENT
Cash	$4,661	$4,128

PROPERTY AND EQUIPMENT (Notes 2(d) and 3)	233,401	172,710

Total Assets	$238,062	$176,838

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

CURRENT
Accounts payable and accrued liabilities (Note 13)	$430,199	$598,395
Loans payable (Note 4)	15,400	10,000
Demand promissory notes (Note 5)	86,969	-
Convertible promissory notes (Note6)	129,090	66,882

	661,655	675,277

LONG TERM
Convertible promissory notes (Note 6)	-	46,516

Total Liabilities	661,658	721,793

STOCKHOLDERS' EQUITY
Preferred stock, 25,000,000 shares authorized, $0.001 par value
no shares issued	-	-

Common stock, 200,000,000 shares authorized, $0.001 par value
45,754,372 (34,400,246-2005) shares outstanding (Note 7)	45,754	34,400

Additional paid-in capital	1,783,531	960,797

Deficit accumulated during the development stage	(2,252,881)	(1,540,152)

	(423,596)	(544,955)

	$238,062	$176,838

Going concern (Note 1)
Commitments (Note 12)
Subsequent events (Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT (presented in US dollars)

	Cumulative
	from inception
	May 6, 2004 to	Year ended	Year ended
	December 31	December 31	December 31
	2006	2006	2005

Sales	$589	$-	$589
Cost of sales	496	-	496

	93	-	93

ADMINISTRATIVE EXPENSES
Accounting and legal	116,132	55,609	57,012
Advertising and promotion	42,888	26,003	12,358
Amortization	32,975	23,075	9,900
Auto and travel	71,879	24,870	33,428
Bank charges and interest	37,340	24,712	12,069
Foreign exchange loss	35,321	24,448	3,564
Insurance	4,462	2,262	2,200
Management and consulting	1,432,948	419,184	838,507
Office expenses	33,606	6,453	9,042
Rent	57,483	32,653	24,830
Repairs and maintenance	13,439	13,439	-
Research and development	270,395	-	108,590
Shareholder services	25,284	12,269	13,015
Telephone	32,432	14,061	16,026
Transfer fees	13,189	7,423	5,766
Wages and benefits	45,741	37,466	8,275

	2,265,514	723,927	1,154,582

Income/(loss) before other items	(2,265,421)	(723,927)	(1,154,489)

OTHER ITEMS
Forgiveness of debt	11,198	11,198	-
Interest earned	1,342	-	1,342

	12,540	11,198	1,342

Loss for the period	(2,252,881)	(712,729)	(1,153,147)

Deficit, beginning of period	-	(1,540,152)	(387,005.00)

Deficit, accumulated during the development stage	$(2,252,881)	$(2,252,881)	$(1,540,152)

Weighted average number of shares outstanding		39,973,882	31,429,831

Basic and diluted loss per share		$(0.02)	$(0.04)

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC. (A Development Stage Enterprise) STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIENCY) (presented in US dollars)

				Deficit
				Accumulated
				During the
	Number of		Additional	Development
	shares	Par value	Paid-in Capital	Stage	Total

Issued for subscriptions receivable	12,750,000	$12,750	$(6,375)	$-	$6,375
Issued for cash and subscriptions
receivable	2,250,000	2,250	222,750	-	225,000
Issued for cash	220,668	221	25,211	-	25,432
Net loss for the period	-	-	-	(387,005)	(387,005)
Balance, December 31, 2004	15,220,668	15,221	241,586	(387,005)	(130,198)
Issued on conversion of convertible
promissory notes at $0.062 per share;
granted February 2, 2005 (Note 7)	1,266,666	1,267	77,768	-	79,035
Issued on reverse takeover acquisition of
United Athletes, Inc. on February 2, 2005	15,095,490	15,095	(15,095)	-	-
Issued for cash at $0.25 per share	85,422	85	21,270	-	21,355
Issued for cash at $0.10 per share	125,000	125	12,375	-	12,500
Issued in settlement of accounts payable
at $0.10	175,000	175	17,325	-	17,500
Issued pursuant to management and
consulting agreements at $0.25	2,175,000	2,175	541,575	-	543,750
Issued for cash at $0.25 per share	257,000	257	63,993	-	64,250
Net loss for the year	-	-	-	(1,153,147)	(1,153,147)
Balance, December 31, 2005	34,400,246	34,400	960,797	(1,540,152)	(544,955)
Issued in settlement of accounts payable
@ $0.25	6,000	6	1,494	-	1,500
Issued for cash at $0.125 per share	560,000	560	69,440	-	70,000
Issued pursuant to management and
consulting agreements at $0.05	2,920,000	2,920	113,080	-	116,000
Issued for services at $0.05 per share	100,000	100	4,900	-	5,000
Issued in settlement of accounts payable
at $0.125	25,000	25	3,100	-	3,125
Issued for cash at $0.125 per share	144,000	144	17,856	-	18,000
Issued for services at $0.14 per share	50,000	50	6,950	-	7,000
Issued for services at $0.07 per share	5,120,000	5,120	353,280	-	358,400
Issued upon conversion of convertible
debt (Note 7)	171,526	172	16,981	-	17,153
Issued for services at $0.10 per share	100,000	100	9,900	-	10,000
Issued for cash at $0.10 per share	1,557,600	1,557	154,203	-	155,760
Issued for services at $0.12 per share	585,000	585	69,615	-	70,200
Issued for services at $0.13 per share	15,000	15	1,935	-	1,950
Net loss for the year	-	-	-	(712,729)	(712,729)
Balance, December 31, 2006	45,754,372	$45,754	$1,783,531	$(2,252,881)	$(423,596)

The accompanying notes are an integral part of these consolidated financial statements.

S2C GLOBAL SYSTEMS, INC. (A Development Stage Enterprise) CONSOLIDATED CASH FLOW STATEMENTS (presented in US dollars)

	Cumulative
	from inception
	May 6, 2004 to	Year ended	Year ended
	December 31	December 31	December 31
	2006	2006	2005
Cash provided/(used) by:

OPERATING ACTIVITIES
Net loss for the period	$(2,252,881)	$(712,729)	$(1,153,147)
Add non-cash items:
Amortization	32,975	23,075	9,900
Management and consulting services	1,112,300	568,550	543,750
Changes in non-cash working capital items:
Due from government agencies	-	-	1,498
Accounts payable and accrued liabilities	366,646	(157,583)	473,105
	(740,960)	(278,687)	(124,894)

FINANCING ACTIVITIES
Loans payable	15,400	5,400	10,000
Demand promissory notes issued	81,674	153,620	-
Convertible notes issued	207,433	15,000	68,398
Share subscriptions receivable	-	-	13,875
Shares issued for cash	598,671	188,965	98,105
	903,178	362,985	190,378

INVESTING ACTIVITIES
Purchase of equipment	(157,557)	(83,765)	(73,902)
	(157,557)	(83,765)	(73,902)

NET INCREASE/(DECREASE) IN CASH DURING
THE DEVELOPMENT STAGE	4,661	533	(8,418)

CASH, BEGINNING OF PERIOD	-	4,128	12,546

CASH, END OF PERIOD	$4,661	$4,661	$4,128

Supplemental cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Financing
Shares issued for accounts payable	$22,125	$4,625	$17,500
Shares issued for promissory notes	$71,948	$71,948	$-
Repayment of promissory notes	$(71,948)	$(71,948)	$-
Accounts payable related to purchase of equipment	$108,708	$-	$108,708

Investing
Purchase of equipment	$(108,708)	$-	$(108,708)

The accompanying notes are an integral part of these consolidated financial statements.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

1.

Nature of Operations

The Company was organized by filing articles of incorporation with the Secretary of State of the State of Nevada on March 19, 2001 as Sun Vacation Club, Inc.  There were no operations as Sun Vacation Club, Inc. and on December 4, 2002 the company changed its name to United Athletes, Inc.  Although numerous attempts were made to find funding for the Company substantial enough to support operations, in late 2003 management decided to suspend operations and discontinue attempts to raise equity capital.  Effective February 2, 2005, the Company changed its name to S2C Global Systems, Inc.

The Company has elected a year end of December 31.

S2C Global Systems Inc., a private company, was incorporated on May 6, 2004 in the Province of British Columbia under certificate BC0694405.  The main business is the development, manufacture, and marketing of a water dispensing and recycling system for sales in Canada.

S2C Global Systems USA, Inc., a private company, was incorporated on November 27, 2006 in the State of Nevada.  The main business is the marketing of the Company’s water dispensing and recycling system for sales in the USA.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

The Company has historically maintained its ability to finance its operation through attracting private investment to its Company. The Company believes it can continue to raise the necessary capital for operational growth from private individuals and corporations known to the Company. The Company further intends on utilizing whatever rights it may have to do a public offering of its common stock to raise additional funds for market expansion. The Company’s plans also include the dissemination of its Aquaduct product that will generate revenue by selling 5-gallon bottled water for profit, and offering drive up automated teller machine services for profit. The Aquaduct product will be primarily financed through a lease financing program.

2.

Significant Accounting Policies

a)  Development stage company

The Company is considered to be in the Development stage as defined in Statement of Financial Accounting Standards No. 7.

b)  Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, S2C Global Systems Inc., a British Columbia, Canada corporation, and S2C Global Systems USA, Inc., a Nevada corporation.  All significant inter-company transactions have been eliminated.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

2.

Significant Accounting Policies (continued)

c)

Research and development

In accordance with Statement of Accounting Standards No. 2 the Company expenses all research and development costs as incurred.

d)

Equipment

Equipment is recorded at historical cost and amortized at the following annual rates:

Computer equipment	45%
Bottles	20%
Vending equipment	10%

Additions during the year are amortized at one half their normal rate, and no amortization is taken in the year of disposal.

e)

Foreign currency translation

Monetary assets and liabilities are translated at period end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations and deficit.

f)

Basic and diluted loss per share

Basic loss per share is calculated using the weighted-average number of shares outstanding during the period.

Basic loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.  Diluted loss per share is the same as basic loss per share, as the inclusion of common stock equivalents would be anti-dilutive.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

2.

Significant Accounting Policies (continued)

g)

Financial instruments

All significant financial assets, financial liabilities, and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with information relevant for making a reasonable assessment of future cash flows, interest rate risk, and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise, only available information pertinent to fair value has been disclosed.

h)

Income taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

i)

Cash and cash equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

j)

Stock-Based Compensation

On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123 (R) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.”). SFAS 123 (R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees" ("APB 25") for the periods beginning fiscal 2006.

The Company adopted SFAS 123 (R) using the modified prospective transition method, which required the application of the accounting standard as of January 1, 2006. The Company's financial statements as of and for the period ended December 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company's financial statements for the prior periods have not been restated to reflect, and do not include the impact of SFAS 123 (R). Stock based compensation expense recognized under SFAS 123 (R) for the period ended December 31, 2006 was $Nil.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

2.

Significant Accounting Policies (continued)

j)

Stock-Based Compensation (continued)

All stock-based awards are measured and recognized using the fair-value method as determined by the Black-Scholes option pricing model.  Awards that the Company has the ability to settle with stock are recorded as equity, whereas awards that the Company is required to settle or has the practice of settling in cash are recorded as liabilities.  Compensation expense is recognized in the statement of operations over the vesting period.

k)

Estimates

The preparation of consolidated financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

l)

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, when title and risk of ownership have passed, the sales price is fixed or determinable, and collection is probable.  Generally for sales of bottled water or transaction fees this will be at the point of sale or ATM transaction as all sales are final, there is no right of return, and sales are for cash.

There was no revenue for the year ended December 31, 2006.

m)

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements " ("SFAS No. 157"). SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements.  The statement is effective for fiscal years beginning after November 15, 2007 and interim periods with those fiscal years.

The adoption of this new pronouncement is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

3.

Equipment

			December 31, 2006
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$2,610	$1,683	$927
Bottles	20,513	2,051	18,462
Vending equipment	243,252	29,240	214,012

	$266,375	$32,974	$233,401

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

3.

Equipment (continued)

			December 31, 2005
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$2,610	$925	$1,685
Vending equipment	180,000	8,975	171,025

	$182,610	$9,900	$172,710

4.

Loans Payable

There are two loans payable to unrelated parties for $15,400 ($10,000 – December 31, 2005) due on demand, unsecured, and without interest; accordingly, fair value cannot be reliably determined.

5.

Demand Promissory Notes

At December 31, 2006, the Company has issued eleven promissory notes which are due to related parties.  All are due on demand, with interest at 12% per annum totalling $86,969 ($Nil – December 31, 2005).  The amount reported includes accrued interest.

6.

Convertible Promissory Notes

a)

During the period ended December 31, 2004, the Company issued one unsecured convertible promissory note for US$45,000.  Prior to December 31, 2005 the note was convertible at a rate of one common share for each US$0.01 of principal and accrued interest; however on November 8, 2005 the conversion term was changed to US$0.10 of principal and accrued interest, this option was not exercised.  The note bears interest at a rate of 15% per annum and was due on December 31, 2006.  As the market price of the shares was less than the conversion price on the date of the amendment no value was allocated to the conversion feature.

b)

During the year ended December 31, 2005, the Company issued one unsecured convertible promissory note for CDN$50,000 (US$42,807).  Prior to December 31, 2005, the note was convertible at a rate of one common share for each US$0.01 of principal and accrued interest; however, on November 8, 2005 the conversion term was changed to US$0.10 of principal and accrued interest, this option was not exercised. The note bears interest at a rate of 15% per annum and is due on July 1, 2007. As the market price of the shares was less than the conversion price on the date of the amendment no value was allocated to the conversion feature.

c)

On August 10, 2006, the Company issued one unsecured convertible promissory note for $5,000.  The note bears interest at a rate of 15% per annum and is due on August 10, 2007.   The note is convertible on or before August 10, 2007 into units of the Company with each unit consisting of one common share at $0.15 per share and a one year share purchase warrant with an exercise price of $0.30. As the market price of the shares was less than the conversion price on the issue date of the convertible note, no value was allocated to the conversion feature.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

6.

Convertible Promissory Notes (continued)

d)

On August 21, 2006, the Company issued one unsecured convertible promissory note for $10,000.  The note bears interest at a rate of 15% per annum and is due on August 21, 2007.   The note is convertible on or before August 21, 2007 into units of the Company with each unit consisting of one common share at $0.15 per share and a one year share purchase warrant with an exercise price of $0.30. As the market price of the shares was less than the conversion price on the issue date of the convertible note, no value was allocated to the conversion feature.

7.

Common Shares

On February 2, 2005, the Company issued 1,266,666 common shares upon the conversion of nine convertible notes payable at $0.062 per shares.

Pursuant to the terms of the reverse takeover acquisition of United Athletes, Inc. on February 2, 2005, the Company issued 15,095,490 common shares with no value attributed.

On June 13, 2005, the Company issued 1,400,000 common shares in exchange for consulting and management services at $0.25 per share.

On June 13, 2005, the Company issued 175,000 common shares in exchange for settlement of accounts payable at $0.10 per share.

On June 13, 2005, the Company issued 85,422 common shares for cash proceeds of $0.25 per share.

On August 10, 2005, the Company issued 225,000 common shares in exchange for consulting services at $0.25 per share.

On September 15, 2005, the Company issued 300,000 common shares in exchange for consulting services at $0.25 per share.

On September 15, 2005, the Company issued 141,000 common shares for cash proceeds of $0.25 per share.

On October 5, 2005, the Company issued 250,000 common shares in exchange for consulting services at $0.25 per share.

On October 18, 2005, the Company issued 16,000 common shares for cash proceeds of $0.25 per share.

On October 28, 2005, the Company issued 100,000 common shares for cash proceeds of $0.25 per share.

On November 11, 2005, the Company issued 125,000 common shares for a subscription received in February of 2005 of $12,500 or at $0.10 per share.

On January 6, 2006, the Company issued 6,000 common shares in exchange for settlement of accounts payable at $0.25 per share.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

7.

Common Shares (continued)

On February 9, 2006, the Company received the proceeds to issue 560,000 units at $0.125 per unit, each unit comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise price of $0.25.  The shares were issued on March 29, 2006.

On February 17, 2006, the Company issued 3,070,000 common shares at a value of $0.05 per share in regards to the commitments noted in Note 12 for management and consulting services accrued in the year ended December 31, 2005.

On February 17, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.05 per share.

On March 22, 2006, the Company cancelled 150,000 common shares previously issued in July of 2005 at a value of $0.25 per share upon the termination of a consulting agreement.

On May 2, 2006, the Company issued 25,000 common shares in exchange for settlement of accounts payable at $0.125 per share.

On May 31, 2006, the Company issued 144,000 units at $0.125 per unit for gross proceeds of $18,000. Each unit comprised one common share and one warrant to purchase one additional common share for a period of one year until May 31, 2007, at an exercise price of $0.25.

On June 2, 2006, the Company issued 50,000 common shares in exchange for consulting services at a value of $0.14 per share.

On June 9, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.07 per share.

On June 30, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 2,535,000 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On August 1, 2006, the Company issued 250,000 common shares in exchange for consulting services at a value of $0.07 per share.

On September 29, 2006, the Company issued 171,526 common shares in exchange for a convertible promissory note in the principal amount of CDN$16,500 (US$15,000) that was due on September 1, 2006 as full settlement including interest.  The shares were valued at $0.10 per share.

On September 29, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.10 per share.

On September 29, 2006, the Company issued 1,557,600 units at $0.10 per unit for gross proceeds of $155,760 with $100,965 paid in cash and $54,795 as a settlement of a promissory note. Each unit comprised one common share and one warrant to purchase one additional common share for a period of one year until September 30, 2007 at an exercise price of $0.25.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

7.

Common Shares (continued)

On September 30, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 1,267,500 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On December 11, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 1,267,500 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On December 11, 2006, the Company issued 135,000 common shares in exchange for consulting services at a value of $0.12 per share.

On December 11, 2006, the Company issued 15,000 common shares in exchange for consulting services at a value of $0.13 per share.

On December 27, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.12 per share.

On December 30, 2006, the Company issued 350,000 common shares in exchange for consulting and management services at a value of $0.12 per share.

On December 31, 2006, the Company cancelled 300,000 common shares previously issued in exchange for consulting services valued at $0.07 per share.

The number of common shares outstanding includes 150,000 common shares that are allotted and will be issued subsequent to the year end.

8.

Options

At December 31, 2006, the Company had nil (Nil – December 31, 2005) stock options outstanding.

9.

Warrants

At December 31, 2006, the Company had 2,442,600 (181,000 – December 31, 2005) warrants outstanding entitling the holders the right to purchase one common share for each warrant held as follows:

Number of Shares	Exercise Price	Expiry Date

20,000	$0.50	August 18, 2007
28,000	$0.50	August 29, 2007
17,000	$0.50	September 28, 2007
16,000	$0.50	October 18, 2007
100,000	$0.50	October 28, 2007
560,000	$0.25	February 9, 2007 (expired)
144,000	$0.25	May 31, 2007
1,557,600	$0.25	September 30, 2007

2,442,600

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

10.

Financial Instruments

Currency risk is the risk to the Company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

At December 31, 2006 the Company had the following financial assets and liabilities in Canadian dollars:

	USD equivalent	CDN Dollars

Cash	$4,605	$5,367
Accounts payable	$303,889	$354,122
Demand promissory notes	$75,154	$87,600
Convertible promissory notes	$42,907	$50,000

At December 31, 2006 US dollar amounts were converted at a rate of $1.1653 Canadian dollars to $1.00 US dollar.

11.

Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	December 31, 2006	December 31, 2005

Loss before income taxes	$(712,729)	$(1,153,147)

Income tax recovery at statutory rates	(106,909)	(172,972)
Adjustment for varying tax jurisdiction	(57,512)	(58,847)
Non-deductible items for tax purposes	522	2,315
Change in valuation allowance	163,899	229,504

	$-	$-

The significant components of the Company’s future income tax assets are as follows:

	December 31, 2006	December 31, 2005

Future income tax assets
Non-capital losses available for future periods	$508,000	$367,355

Valuation allowance	(508,000)	(367,355)

	$-	$-

At December 31, 2006 the Company has available non-capital losses of approximately $2,200,000 ($1,500,000 – December 31, 2005) which may be carried forward to apply against future income.  These losses will expire commencing in 2014.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

11.

Income Taxes (continued)

Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

12.

Commitments

The Company has entered into consulting agreements as follows:

a)

BPYA 966 Holdings Ltd. (controlled by the President and CEO, Rod Bartlett) the original contract was $90,000 per annum plus 1,000,000 common shares with an undefined term of appointment, 500,000 shares valued at $0.25 were issued pursuant to this contract. On November 18, 2005, the agreement was amended.  Under the new agreement completed December 31, 2005, an additional 1,500,000 common shares valued at $0.05 were issued on February 17, 2006.

On April 1, 2006, an agreement to act as President and CEO was entered into for the 2006 calendar year for 2,000,000 common shares to be issued at a deemed value of $0.07 per share with 1,000,000 shares issued on June 30, 2006, 500,000 issued on September 30, 2006, and 500,000 to be issued on December 30, 2006.

b)

King Capital Inc. (controlled by the former CFO, Cameron King) $90,000 per annum plus 1,000,000 common shares of which 500,000 shares were issued in June 2005 at a value of $0.25; the agreement was terminated August 31, 2005, the remaining commitment of $60,000 and 166,667 common shares was accrued.

c)

Kruse Consulting Inc. (controlled by Darren Hayes) $42,000 per annum plus 500,000 common shares of which 100,000 shares were issued in June 2005 at a value of $0.25; the agreement was terminated August 31, 2005, the remaining commitment of $28,000 and 233,333 common shares was accrued.

d)

Pacific Technologies (controlled by Chris Haugen) the original contract was $33,000 per annum plus 250,000 common shares with an undefined term of appointment, 100,000 shares valued at $0.25 were issued pursuant to this contract. On November 18, 2005, the agreement was amended.  Under the new agreement completed December 31, 2005, 500,000 common shares valued at $0.05 were issued on February 17, 2006.

On April 1, 2006, an agreement to act as Head of Technology was entered into for the 2006   calendar year for 520,000 common shares to be issued at a deemed value of $0.07 per share with 260,000 shares issued on June 30, 2006, 130,000 issued on September 30, 2006, and 130,000 to be issued on December 30, 2006.

e)

Martin Stevens, the original contract was for CDN$4,000 per month (equivalent to US$3,431) with an undefined term of appointment. On November 18, 2005, the agreement was amended.  The new compensation is $16,000 and 320,000 common shares have been valued at $0.05 and which were issued on February 17, 2006. No replacement agreement is contemplated at this time although work completed on behalf of the Company will be compensated.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

12.

Commitments (continued)

f)

Harold Forzley, the original contract was for $90,000 plus 1,000,000 common shares, with an undefined term of the appointment, 250,000 shares valued at $0.25 were issued pursuant to this contract.  On November 18, 2005, the agreement was amended.  Under the new agreement completed December 31, 2005, 400,000 shares valued at $0.05 were issued on February 17, 2006.

On April 1, 2006, an agreement to act as Chief Financial Officer was entered into for the 2006 calendar year for 1,000,000 common shares to be issued at a deemed value of $0.07 per share with 500,000 shares issued on June 30, 2006, 250,000 issued on September 30, 2006, and 250,000 to be issued on December 30, 2006.

g)

Peter Miele, the original contract was for $24,000 plus 150,000 common shares, with an undefined term of appointment.  On November 18, 2005, the agreement was amended.  Under the new agreement completed December 31, 2005, a total of 350,000 shares valued at $0.05 per share were issued on February 17, 2006.

On April 1, 2006, an agreement to act as Head of Marketing was entered into for the 2006 calendar year for 600,000 common shares to be issued at a deemed value of $0.07 per share with 300,000 shares issued on June 30, 2006, 150,000 issued on September 30, 2006, and 150,000 to be issued on December 30, 2006.

h)

John Balanko, on April 1, 2006, entered into an agreement to act as Head of Corporate Finance for the 2006 calendar year for 350,000 common shares to be issued at a deemed value of $0.07 per share with 175,000 shares issued on June 30, 2006, 87,500 issued on September 30, 2006, and 87,500 on December 30, 2006.

On December 6, 2006, the agreement was amended as follows:  500,000 common shares to be issued at a deemed value of $0.07 per share with 175,000 shares issued on June 30, 2006, 87,500 shares issued on September 30, 2006, and 237,500 shares issued on December 30, 2006.

i)

Craig Robson, on April 1, 2006, entered into an agreement to act as Head of Corporate Relations for the 2006 calendar year for 600,000 common shares to be issued at a deemed value of $0.07 per share with 300,000 shares issued on June 30, 2006, 150,000 issued on September 30, 2006, and 150,000 on December 30, 2006.  The 300,000 shares to be issued on or after September 30, 2006 were cancelled on December 30, 2006.

j)

The Company is committed to pay rent for premises at CDN$3,893 (equivalent to US$3,341) per month through to February 2010.

k)

The Company is committed to pay machine space at CDN$250 (equivalent to US$215) per month through to September 2007.

l)

The Company is committed to pay rent for warehouse space at CDN$1,370 (equivalent to US$1,177) per month through to December 2007.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Consolidated Financial Statements
(presented in US dollars)

December 31, 2006

13.

Related Party Transactions

The related party transactions are as described in Notes 4 and 12. At December 31, 2006 there was a total of $142,090 ($128,144 – December 31, 2005) included in accounts payable for amounts owing to companies controlled by current and former directors of the Company, and $100,000 of the $115,000 in accrued liabilities is for the value of shares to be issued under agreements.

14.

Subsequent Events

On January 6, 2007, the Company issued 850,000 common shares valued at $85,000 to a three individuals, issued in exchange for consulting services.

On February 28, 2007, the Company issued 250,000 shares pursuant to a compensation agreement in exchange for consulting services valued at $.05 per share.

On March 6, 2007, the Company issued 120,000 common shares valued at $18,000 to an individual, issued in exchange for consulting services.

S2C Global Systems, Inc.

 (a Development Stage Enterprise)

Interim Consolidated Financial Statements

 (presented in US dollars)

(Unaudited – Prepared by Management)

September 30, 2007

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

Interim Consolidated Balance Sheets

F-20

Interim Consolidated Statements of Operations and Deficit

F-21

Interim Statement of Stockholders’ Equity/(Deficit)

F-22

Interim Consolidated Cash Flow Statements

F-24

Notes to the Interim Consolidated Financial Statements

F-25

S2C GLOBAL SYSTEMS, INC.

(A Development Stage Enterprise)

INTERIM CONSOLIDATED BALANCE SHEETS

AT SEPTEMBER 30, 2007 WITH AUDITED FIGURES AT DECEMBER 31, 2006

(Presented in US Dollars)

(Unaudited - Prepared by Management)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2007	2006

ASSETS

CURRENT
Cash	$22,521	$4,661
Amount receivable	10,350	-

	32,871	4,661

EQUIPMENT (Note 3)	321,100	233,401

Total Assets	$353,971	$238,062

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIENCY)

CURRENT
Accounts payable and accrued liabilities (Note 13)	$202,057	$430,199
Loans payable (Note 4)	39,523	15,400
Demand promissory notes (Note 5)	24,234	86,969
Convertible promissory notes (Note 6)	24,552	129,090

Total Liabilities	290,366	661,658

STOCKHOLDERS' EQUITY/(DEFICIENCY)
Preferred stock, 25,000,000 shares authorized,
$0.001 par value no shares issued	-	-
Common stock, 200,000,000 shares authorized, $0.001 par value
(61,250,327 and 45,754,372) shares outstanding (Note 7)	61,250	45,754

Additional paid-in capital	2,824,731	1,783,531

Deficit accumulated during the development stage	(2,822,376)	(2,252,881)

Total Stockholders' Equity/(Deficiency)	63,605	(423,596)

Total Liabilities and Stockholders' Equity/(Deficiency)	$353,971	$238,062

Nature of operations and going concern (Note 1)

Commitments (Note 12)

The accompanying notes are an integral part of these financial statements

S2C GLOBAL SYSTEMS, INC.

(A Development Stage Enterprise)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(Presented in US Dollars)

(Unaudited - Prepared by Management)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Cumulative
	from
	inception	3 months	3 months	9 months	9 months
	May 6, 2004 to	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006

Sales	$1,101	$34	$-	$512	$-
Cost of sales	692	5	-	196	-

	409	29	-	316	-
ADMINISTRATIVE EXPENSES
Accounting and legal	157,428	10,906	11,906	41,296	47,154
Advertising and promotion	51,703	1,106	3,900	8,815	10,279
Amortization	58,105	9,298	3,766	25,130	12,696
Auto and travel	94,691	1,878	5,737	22,812	15,913
Bank charges and interest	49,357	1,752	6,141	12,017	17,267
Foreign exchange /loss	70,580	5,347	543	35,259	65
Insurance	9,713	457	227	5,251	2,358
Management and consulting	1,874,865	125,560	112,571	441,917	282,922
Office expenses	46,119	5,814	3,365	12,513	7,254
Rent	104,703	18,311	11,083	47,220	24,399
Repairs and maintenance	53,995	42	-	40,556	-
Research and development	270,395	-	8,964	-	41,337
Shareholder services	55,344	11,388	-	30,060	-
Telephone	48,845	3,829	3,784	16,413	12,065
Transfer fees	18,992	1,690	880	5,803	5,618
Wages and benefits	134,422	35,449	5,959	88,681	18,892

	3,099,257	232,827	178,826	833,743	498,219

Loss before other items	(3,098,848)	(232,798)	(178,826)	(833,427)	(498,219)

OTHER ITEMS
Forgiveness of debt	275,130	-	(28)	263,932	11,675
Interest earned	1,342	-	-	-	-

	276,472	-	(28)	263,932	11,675

Net loss for the period	(2,822,376)	(232,798)	(178,854)	(569,495)	(486,544)

Deficit, beginning of period	-	(2,589,578)	(1,847,842)	(2,252,881)	(1,540,152)

Deficit, accumulated during the development stage	$(2,822,376)	$(2,822,376)	$(2,026,696)	$(2,822,376)	$(2,026,696)

Weighted average number of basic and diluted shares outstanding		59,300,327	41,006,913	51,366,357	38,490,802

Basic and diluted loss per share		$(0.00)	$(0.00)	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements.

S2C GLOBAL SYSTEMS, INC.

(A Development Stage Enterprise)

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)

AT SEPTEMBER 30, 2007

(Presented in US Dollars)

(Unaudited - Prepared by Management)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				Deficit
				Accumulated
			Additional	During the
	Number of		Paid-in	Development
	shares	Par value	Capital	Stage	Total

Issued for subscriptions receivable	12,750,000	$12,750	$(6,375)	$-	$6,375

Issued for cash and subscriptions
receivable	2,250,000	2,250	222,750	-	225,000

Issued for cash	220,668	221	25,211	-	25,432

Net loss for the period	-	-	-	(387,005)	(387,005)

Balance, December 31, 2004	15,220,668	15,221	241,586	(387,005)	(130,198)

Issued on conversion of convertible
promissory notes at $0.062 per share;
granted February 2, 2005 (Note 7)	1,266,666	1,267	77,768	-	79,035

Issued on reverse takeover
acquisition of
United Athletes, Inc. on
February 2, 2005 (Note 7)	15,095,490	15,095	(15,095)	-	-

Issued for cash at $0.25 per share	85,422	85	21,270	-	21,355

Issued for cash at $0.10 per share	125,000	125	12,375	-	12,500

Issued in settlement of accounts
payable at $0.10	175,000	175	17,325	-	17,500

Issued pursuant to management and
consulting agreements at $0.25	2,175,000	2,175	541,575	-	543,750

Issued for cash at $0.25 per share	257,000	257	63,993	-	64,250

Net loss for the year	-	-	-	(1,153,147)	(1,153,147)

Balance, December 31, 2005	34,400,246	34,400	960,797	(1,540,152)	(544,955)

Issued in settlement of accounts
payable at $0.25	6,000	6	1,494	-	1,500

Issued for cash at $0.125 per share	560,000	560	69,440	-	70,000

Issued pursuant to management and
consulting agreements at $0.05	2,920,000	2,920	113,080	-	116,000

Issued for services at $0.05 per share	100,000	100	4,900	-	5,000

S2C GLOBAL SYSTEMS, INC.

(A Development Stage Enterprise)

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)-continued

AT SEPTEMBER 30, 2007

(Presented in US Dollars)

(Unaudited - Prepared by Management)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				Deficit
				Accumulated
			Additional	During the
	Number of		Paid-in	Development
	shares	Par value	Capital	Stage	Total

Issued for services at $0.14 per share	50,000	50	6,950	-	7,000

Issued for services at $0.07 per share	5,120,000	5,120	353,280	-	358,400

Issued upon conversion of convertible
debt (Note 6)	171,526	172	16,981	-	17,153

Issued for services at $0.10 per share	100,000	100	9,900	-	10,000

Issued for cash at $0.10 per share	1,009,650	1,010	99,955	-	100,965

Issued in settlement of debt at $0.10
per share	547,950	547	54,248	-	54,795

Issued for services at $0.12 per share	585,000	585	69,615	-	70,200

Issued for services at $0.13 per share	15,000	15	1,935	-	1,950

Net loss for the year	-	-	-	(712,729)	(712,729)

Balance, December 31, 2006	45,754,372	45,754	1,783,531	(2,252,881)	(423,596)

Issued pursuant to management and
consulting agreements at $0.08	2,950,000	2,950	233,050	-	236,000

Issued for service at $0.10 per share	450,000	450	44,550	-	45,000

Issued for services at $0.12 per share	120,000	120	14,280	-	14,400

Issued for services at $0.13 per share	90,000	90	11,610	-	11,700

Issued for cash at $0.05 per share	7,800,000	7,800	382,200	-	390,000

Issued upon conversion on convertible
debt at $0.10 per share	1,117,540	1,118	110,636	-	111,754

Issued in settlement of debt at $0.10
per share	1,018,415	1,018	100,824	-	101,842

Issued for services at $0.13 per share	100,000	100	12,900	-	13,000

Issued pursuant to management and
consulting agreement at $0.08 per share	1,350,000	1,350,	106,650	-	108,000

Issued for cash at $0.05 per share	500,000	500	24,500	-	25,000

Net loss for the period	-	-	-	(569,495)	(569,495)

Balance, September 30, 2007	61,250,327	$61,250	$2,824,731	$(2,822,376)	$63,605

The accompanying notes are an integral part of these financial statements.

S2C GLOBAL SYSTEMS, INC.

(A Development Stage Enterprise)

INTERIM CONSOLIDATED CASH FLOW STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(Presented in US Dollars)

(Unaudited - Prepared by Management)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Cumulative from
	inception	3 months	3 months	9 months	9 months
	May 6, 2004 to	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006
Cash provided/(used) by:

OPERATING ACTIVITIES
Net loss for the period	$(2,822,376)	$(232,798)	$(178,854)	$(569,495)	$(486,544)
Non-cash items:
Amortization	58,105	9,298	3,766	25,130	12,696
Forgiveness of debt	(275,130)	-	28	(263,932)	(11,675)
Interest accrued	5,863	2,295	19,350	5,863	33,215
Management and consulting services	1,540,400	121,000	116,225	428,100	428,674
Changes in non-cash working capital items:
Amount receivable	(10,350)	(5,732)	-	(10,350)	-
Prepaid expenses and deposits	-	-	(15,300)	-	(53,252)
Accounts payable and accrued liabilities	457,039	19,749	(17,717)	79,195	(187,297)

Cash used by operating activities	(1,046,449)	(86,188)	(72,502)	(305,489)	(264,183)

FINANCING ACTIVITIES
Loans payable	103,453	28,115	-	88,053	-
Demand promissory notes	14,799	-	(46,614)	(66,875)	56,245
Convertible notes	207,433	-	-	-	-
Shares issued for cash	1,013,671	25,000	155,760	415,000	243,760

Cash provided by financing activities	1,339,356	53,115	109,146	436,178	300,005

INVESTING ACTIVITY
Purchase of equipment	(270,386)	(51,804)	-	(112,829)	-

Cash used by investing activity	(270,386)	(51,804)	-	(112,829)	-

NET INCREASE/(DECREASE) IN CASH
DURING THE DEVELOPMENT STAGE	22,521	(84,877)	36,644	17,860	35,822

CASH, BEGINNING OF PERIOD	-	107,398	3,306	4,661	4,128

CASH, END OF PERIOD	$22,521	$22,521	$39,950	$22,521	$39,950

Supplemental cash flow information:
Interest paid	$6,184	$-	$4,015	$6,184	$4,015
Income taxes paid	$-	$-	$-	$-	$-

Financing
Shares issued for accounts payable	$60,037	$-	$3,125	$37,912	$4,625
Shares issued for promissory notes	183,702	-	17,153	111,754	17,153
Repayment of promissory notes	(183,702)	-	(17,153)	(111,754)	(17,153)
Shares issued for loans	63,930	-	-	63,930	-
Repayment of loans	(63,930)	-	-	(63,930)	-
Accounts payable related to purchase of equipment	108,708	-	-	-	-
	$168,745	$-	$3,125	$37,912	$4,625
Investing
Purchase of equipment	$(108,708)	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

1.

Nature of Operations and Going Concern

The Company was organized by filing articles of incorporation with the Secretary of State of the State of Nevada on March 19, 2001 as Sun Vacation Club, Inc.  There were no operations as Sun Vacation Club, Inc. and on December 4, 2002 the company changed its name to United Athletes, Inc.  Although numerous attempts were made to find funding for the Company substantial enough to support operations, in late 2003 management decided to suspend operations and discontinue attempts to raise equity capital.  Effective February 2, 2005, the Company changed its name to S2C Global Systems, Inc.

The Company has elected a year end of December 31.

S2C Global Systems Inc. was incorporated on May 6, 2004 in the Province of British Columbia under certificate BC0694405.  The main business is the development, manufacture, and marketing of a water dispensing and recycling system for sales in Canada.

S2C Global Systems USA, Inc., a private company, was incorporated on November 27, 2006 in the State of Nevada.  The main business is the marketing of the Company’s water dispensing and recycling system for sales in the USA.

The accompanying interim consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

The Company has historically maintained its ability to finance its operation through attracting private investment to its Company. The Company believes it can continue to raise the necessary capital for operational growth from private individuals and corporations known to the Company. The Company further intends on utilizing whatever rights it may have to do a public offering of its common stock to raise additional funds for market expansion. The Company’s plans also include the dissemination of its Aquaduct product that will generate revenue by selling 5-gallon bottled water for profit, and offering drive up automated teller machine services for profit. The Aquaduct product will be primarily financed through a lease financing program.

2.

Basis of Presentation

These interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim consolidated financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period ended September 30, 2007 and 2006 are not necessarily indicative of the results that may be expected for any interim period or the entire year. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006.  The Company applies the same accounting policies and methods in these interim consolidated financial statements as those in the audited annual consolidated financial statements.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

3.

Equipment

			September 30, 2007
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$2,610	$1,996	$614
Bottles	21,440	4,960	16,480
Vending equipment	357,895	53,889	304,006

	$381,945	$60,845	$321,100

			December 31, 2006
		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$2,610	$1,683	$927
Bottles	20,513	2,051	18,462
Vending equipment	243,252	29,240	214,012

	$266,375	$32,974	$233,401

4.

Loans Payable

There are four loans payable for $39,523 ($15,400 – December 31, 2006) due on demand, unsecured, and without interest; accordingly, fair value cannot be reliably determined.  Of the four loans payable, two loans totaling CDN$4,500 ($4,524) are due to directors.

5.

Demand Promissory Notes

At September 30, 2007, the Company has issued three promissory notes which are due to related parties.  All are due on demand, with interest at 12% per annum totaling $24,234 ($86,969 – December 31, 2006).  The amount reported includes accrued interest.

6.

Convertible Promissory Notes

a)

On August 10, 2006, the Company issued one unsecured convertible promissory note for $5,000.  The note bears interest at a rate of 15% per annum and was originally due on August 10, 2007 which has been extended to August 10, 2008.   The note is now convertible on or before August 10, 2008 into units of the Company with each unit consisting of one common share at $0.15 per share and a one year share purchase warrant with an exercise price of $0.30. As the market price of the shares was less than the conversion price on the issue date of the convertible note, no value was allocated to the conversion feature.

b)

On August 21, 2006, the Company issued one unsecured convertible promissory note for $10,000.  The note bears interest at a rate of 15% per annum and was originally due on August 21, 2007 which has been extended to August 21, 2008.   The note is now convertible on or before August 21, 2008 into units of the Company with each unit consisting of one common share at $0.15 per share and a one year share purchase warrant with an exercise price of $0.30. As the market price of the shares was less than the conversion price on the issue date of the convertible note, no value was allocated to the conversion feature.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

7.

Common Shares

On February 2, 2005, the Company issued 1,266,666 common shares upon the conversion of nine convertible notes payable at $0.062 per shares.

Pursuant to the terms of the reverse takeover acquisition of United Athletes, Inc. on February 2, 2005, the Company issued 15,095,490 common shares with no value attributed.

On June 13, 2005, the Company issued 1,400,000 common shares in exchange for consulting and management services at $0.25 per share.

On June 13, 2005, the Company issued 175,000 common shares in exchange for settlement of accounts payable at $0.10 per share.

On June 13, 2005, the Company issued 85,422 common shares for cash proceeds of $0.25 per share.

On August 10, 2005, the Company issued 225,000 common shares in exchange for consulting services at $0.25 per share.

On September 15, 2005, the Company issued 300,000 common shares in exchange for consulting services at $0.25 per share.

On September 15, 2005, the Company issued 141,000 common shares for cash proceeds of $0.25 per share.

On October 5, 2005, the Company issued 250,000 common shares in exchange for consulting services at $0.25 per share.

On October 18, 2005, the Company issued 16,000 common shares for cash proceeds of $0.25 per share.

On October 28, 2005, the Company issued 100,000 common shares for cash proceeds of $0.25 per share.

On November 11, 2005, the Company issued 125,000 common shares for a subscription received in February of 2005 of $12,500 or at $0.10 per share.

On January 6, 2006, the Company issued 6,000 common shares in exchange for settlement of accounts payable at $0.25 per share.

On February 9, 2006, the Company received the proceeds to issue 560,000 units at $0.125 per unit, each unit comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise price of $0.25.  The shares were issued on March 29, 2006.

On February 17, 2006, the Company issued 3,070,000 common shares at a value of $0.05 per share in regards to the commitments noted in Note 12 for management and consulting services accrued in the year ended December 31, 2005.

On February 17, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.05 per share.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

7.

Common Shares (continued)

On March 22, 2006, the Company cancelled 150,000 common shares previously issued in July of 2005 at a value of $0.25 per share upon the termination of a consulting agreement.

On May 2, 2006, the Company issued 25,000 common shares in exchange for settlement of accounts payable at $0.125 per share.

On May 31, 2006, the Company issued 144,000 units at $0.125 per unit for gross proceeds of $18,000. Each unit comprised one common share and one warrant to purchase one additional common share for a period of one year until May 31, 2007, at an exercise price of $0.25.

On June 2, 2006, the Company issued 50,000 common shares in exchange for consulting services at a value of $0.14 per share.

On June 9, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.07 per share.

On June 30, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 2,535,000 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On August 1, 2006, the Company issued 250,000 common shares in exchange for consulting services at a value of $0.07 per share.

On September 29, 2006, the Company issued 171,526 common shares in exchange for a convertible promissory note in the principal amount of CDN$16,500 (US$15,000) that was due on September 1, 2006 as full settlement including interest.  The shares were valued at $0.10 per share.

On September 29, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.10 per share.

On September 29, 2006, the Company issued 1,557,600 units at $0.10 per unit for gross proceeds of $155,760 with $100,965 paid in cash and $54,795 as a settlement of a promissory note. Each unit comprised one common share and one warrant to purchase one additional common share for a period of one year until September 30, 2007 at an exercise price of $0.25.

On September 30, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 1,267,500 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On December 11, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 1,267,500 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On December 11, 2006, the Company issued 135,000 common shares in exchange for consulting services at a value of $0.12 per share.

On December 11, 2006, the Company issued 15,000 common shares in exchange for consulting services at a value of $0.13 per share.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

7.

Common Shares (continued)

On December 27, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.12 per share.

On December 30, 2006, the Company issued 350,000 common shares in exchange for consulting and management services at a value of $0.12 per share.

On December 31, 2006, the Company cancelled 300,000 common shares previously issued in exchange for consulting services valued at $0.07 per share.

On January 6, 2007, the Company issued 850,000 common shares in exchange for consulting services at a value of $0.10 per share.

On February 28, 2007, pursuant to a compensation agreement, the Company issued 250,000 shares in exchange for consulting services at a value of $0.08 per share.

On March 6, 2007, the Company issued 120,000 common shares in exchange for consulting services at a value of $0.12 per share.

On March 29, 2007, the Company issued 30,000 common shares in exchange for consulting services at a value of $0.13 per share.

On March 29, 2007, pursuant to compensation agreements, the Company issued 1,100,000 common shares in exchange for consulting and management services at a value of $0.08 per share.

On May 2, 2007, pursuant to compensation agreements, the Company issued 250,000 common shares in exchange for consulting services at a value of $0.08 per share.

On May 10, 2007 the Company cancelled 400,000 common shares previously issued in February 2007 at a value of $0.10 per share upon the termination of a consulting agreement.

On June 26, 2007, pursuant to compensation agreements, the Company issued 1,350,000 common shares in exchange for consulting services at a value of $0.08 per share.

On June 26, 2007 the Company issued 60,000 common shares in exchange for consulting services at a value of $0.13 per share.

On June 29, 2007, the Company issued 639,296 units at $0.10 per unit in exchange for settlement of loans.  Each unit is comprised of one common share and one warrant to purchase an additional common share for a period of six months at an exercise price of $0.25.

On June 29, 2007, the Company issued 7,800,000 units at $0.05 per unit.  Each unit is comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise price of $0.10 plus a second warrant to purchase an additional common share for a period of two years at an exercise price of $0.15.

On June 29, 2007 the Company issued 179,119 common shares in exchange for settlement of accounts payable at $0.10 per share.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

7.

Common Shares (continued)

On June 29, 2007 the Company issued 200,000 shares in exchange for settlement of accounts payable at $0.10 per share.

On June 29, 2007, the Company issued 1,117,540 shares in exchange for two convertible promissory notes in the principal amounts of $45,000 and $46,930 (or CDN$50,000) that were due on September 30, 2007 including interest. The shares were valued at $0.10 per share.

On September 24, 2007, the Company issued 100,000 shares in exchange for consulting services at a value of $0.13 per share.

On September 24, 2007, pursuant to compensation agreements, the Company issued 1,350,000 common shares in exchange for consulting services at a value of $0.08 per share.

On September 28, 2007, the Company issued 500,000 units at $0.05 per unit.  Each unit is comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise price of $0.10 plus a second warrant to purchase an additional common share for a period of two years at an exercise price of $0.15.

The number of common shares outstanding includes 1,950,000 common shares that are allotted and will be issued subsequent to the period end.

8.

Options

At September 30, 2007, the Company had nil (nil – December 31, 2006) stock options outstanding.

9.

Warrants

At September 30, 2007, the Company had 17,355,296 (2,442,600 – December 31, 2006) warrants outstanding entitling the holders the right to purchase one common share for each warrant held as follows:

Number of Shares	Exercise Price	Expiry Date

16,000	$0.50	October 18, 2007
100,000	$0.50	October 28, 2007
639,296	$0.25	December 29, 2007
7,800,000	$0.10	June 29, 2008
7,800,000	$0.15	June 29, 2009
500,000	$0.10	September 28, 2008
500,000	$0.15	September 28, 2009

17,355,296

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

10.

Financial Instruments

Currency risk is the risk to the Company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

At September 30, 2007 the Company had the following financial assets and liabilities in Canadian dollars:

	USD equivalent	CDN Dollars

Cash	$(2,734)	$(2,749)
Amount receivable	$10,350	$10,296
Accounts payable and accrued liabilities	$182,039	$181,092
Loans payable	$4,524	$4,500
Demand promissory notes	$16,662	$16,575

At September 30, 2007 US dollar amounts were converted at a rate of $0.9948 Canadian dollars to $1.00 US dollar.

11.

Income Taxes

At September 30, 2007 the Company has available non-capital losses of approximately $2,800,000 ($2,200,000 – December 31, 2006) which may be carried forward to apply against future income.  These losses will expire commencing in 2014.

Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

12.

Commitments

The Company has entered into consulting agreements as follows:

a)

Roderick Bartlett, on January 24, 2007, an agreement to act as President and CEO was entered into for the 2007 calendar year for 2,000,000 common shares to be issued at a deemed value of $0.08 per share with 500,000 shares issued on March 29, 2007, 500,000 shares issued on June 26, 2007, 500,000 issued on September 24, 2007, and 500,000 to be issued on December 31, 2007.

b)

  Trevor Reber, on January 24, 2007, an agreement to act as Commercial Operations Manager was entered into for the 2007 calendar year for a monthly salary of $5,500 to be paid each month, and 300,000 common shares to be issued at a deemed value of $0.08 per share with 75,000 shares issued on March 29, 2007, 75,000 shares issued on June 26, 2007, 75,000 issued on September 24, 2007, and 75,000 to be issued on December 31, 2007.

c)

Harold Forzley, on January 24, 2007, an agreement to act as Chief Financial Officer was entered into for the 2007 calendar year for 1,500,000 common shares to be issued at a deemed value of $0.08 per share with 375,000 shares issued on March 29, 2007, 375,000 shares issued on June 26, 2007, 375,000 issued on September 24, 2007, and 375,000 to be issued on December 31, 2007.

d)

Peter Miele, on January 24, 2007, an agreement to act as Head of Marketing was entered into for the 2007 calendar year for 600,000 common shares to be issued at a deemed value of $0.08 per share with 150,000 shares issued on March 29, 2007, 150,000 shares issued on June 26, 2007, 150,000 issued on September 24, 2007, and 150,000 to be issued on December 31, 2007.

S2C Global Systems, Inc.
(a Development Stage Enterprise)
Notes to the Interim Consolidated Financial Statements
(presented in US dollars) (Unaudited – Prepared by Management)

September 30, 2007

12.

Commitments (continued)

e)

John Balanko, on January 24, 2007, an agreement to act as Head of Corporate Finance was entered into for the 2007 calendar year for 1,000,000 common shares to be issued at a deemed value of $0.08 per share with 250,000 shares issued on May 2, 2007, 250,000 shares issued on June 26, 2007, 250,000 issued on September 24, 2007, and 250,000 to be issued on December 31, 2007.

f)

The Company is committed to pay rent for premises at CDN$3,893 (equivalent to US$3,913) per month through to February 2010.

g)

The Company is committed to pay rent for warehouse space at CDN$1,370 (equivalent to US$1,377) per month through to December 2007.

h)

The Company is committed to pay rent for an Aquaduct location at CDN$323 (equivalent to US$325) per month through to March 2008.

i)

The Company is committed to pay rent for an Aquaduct location at CDN$355 (equivalent to US$374) per month through to August 2008.

13.

Related Party Transactions

The related party transactions are as described in Notes 4, 5, and 12. At September 30, 2007 there was a total of $42,253 ($142,090 – December 31, 2006) included in accounts payable for amounts owing to a current director and a company controlled by a current director of the Company.

14.

Segmented Information

Details on a geographic basis as at September 30, 2007 are as follows:

	September 30, 2007	December 31, 2006
Total Assets
USA	$35,125	$6,442
Canada	318,846	231,620
Total	$353,971	$238,062

Total Property and Equipment
USA	$9,839	$6,387
Canada	311,261	227,014
Total	$321,100	$233,401

Net Loss
USA	$558,027	$353,279
Canada	11,468	359,450
Total	$569,495	$712,729

====================================

Until March 12, 2008, all dealers that effect

transactions in these securities, whether or not

participating in this offering, may be required to

deliver a prospectus.  This is in addition to the

dealer’s obligation to deliver a prospectus when

acting as underwriters and with respect to their

unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary

2

Risk Factors

2

Forward-Looking Statements

6

Dilution and Comparative Data

8

Use of Proceeds

8

Determination of Offering Price

8

Description of Business

8

Plan of Operation

13

Management

13

Compensation

14

Certain Relationships and Related Transactions

15

Principal Stockholders

16

Description of the Securities

17

Shares Available for Future Sale

17

Market for Common Stock

17

Plan of Distribution

19

Legal Matters

21

Experts

21

Additional Information

22

Index to Financial Statements

24

No dealer, salesperson or other person has been

authorized to give any information or to make any

representations other than those contained in this

Prospectus and, if given or made, such information

or representations must not be relied upon as having

been authorized by the Company. This Prospectus

does not constitute an offer to sell or a solicitation of

an offer to buy any of the securities offered hereby to

whom it is unlawful to make such offer in any

jurisdiction. Neither the delivery of this Prospectus

nor any sale made hereunder shall, under any

circumstances, create any implication that

information contained herein is correct as of any

time subsequent to the date hereof or that there has

been no change in the affairs of the Company since

such date.

====================================

=================================

S2C GLOBAL SYSTEMS, INC.

8,400,000 Shares Maximum

Common Stock

$0.001 Par Value

---------------------

PROSPECTUS

---------------------

December 12, 2007

================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with S2C Global Systems, Inc.  However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$19.00
Printing Fees and Expenses	2,000.00
Legal Fees and Expenses	30,000.00
Accounting Fees and Expenses	15,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	1,500.00
Miscellaneous	981.00
TOTAL	$50,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

On February 2, 2005, the Company issued 1,266,666 common shares upon the conversion of nine convertible notes payable at $0.062 per shares.

Pursuant to the terms of the reverse takeover acquisition of United Athletes, Inc. on February 2, 2005, the Company issued 15,095,490 common shares with no value attributed.

On June 13, 2005, the Company issued 1,400,000 common shares in exchange for consulting and management services at $0.25 per share.

On June 13, 2005, the Company issued 175,000 common shares in exchange for settlement of accounts payable at $0.10 per share.

On June 13, 2005, the Company issued 85,422 common shares for cash proceeds of $0.25 per share.

On August 10, 2005, the Company issued 225,000 common shares in exchange for consulting services at $0.25 per share.

On September 15, 2005, the Company issued 300,000 common shares in exchange for consulting services at $0.25 per share.

On September 15, 2005, the Company issued 141,000 common shares for cash proceeds of $0.25 per share.

On October 5, 2005, the Company issued 250,000 common shares in exchange for consulting services at $0.25 per share.

On October 18, 2005, the Company issued 16,000 common shares for cash proceeds of $0.25 per share.

On October 28, 2005, the Company issued 100,000 common shares for cash proceeds of $0.25 per share.

On November 11, 2005, the Company issued 125,000 common shares for a subscription received in February of 2005 of $12,500 or at $0.10 per share.

On January 6, 2006, the Company issued 6,000 common shares in exchange for settlement of accounts payable at $0.25 per share.

On February 9, 2006, the Company received the proceeds to issue 560,000 units at $0.125 per unit, each unit comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise price of $0.25.  The shares were issued on March 29, 2006.

On February 17, 2006, the Company issued 3,070,000 common shares at a value of $0.05 per share in regards to the commitments noted in Note 12 for management and consulting services accrued in the year ended December 31, 2005.

On February 17, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.05 per share.

On March 22, 2006, the Company cancelled 150,000 common shares previously issued in July of 2005 at a value of $0.25 per share upon the termination of a consulting agreement.

On May 2, 2006, the Company issued 25,000 common shares in exchange for settlement of accounts payable at $0.125 per share.

On May 31, 2006, the Company issued 144,000 units at $0.125 per unit for gross proceeds of $18,000. Each unit comprised one common share and one warrant to purchase one additional common share for a period of one year until May 31, 2007, at an exercise price of $0.25.

On June 2, 2006, the Company issued 50,000 common shares in exchange for consulting services at a value of $0.14 per share.

On June 9, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.07 per share.

On June 30, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 2,535,000 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On August 1, 2006, the Company issued 250,000 common shares in exchange for consulting services at a value of $0.07 per share.

On September 29, 2006, the Company issued 171,526 common shares in exchange for a convertible promissory note in the principal amount of CDN$16,500 (US$15,000) that was due on September 1, 2006 as full settlement including interest.  The shares were valued at $0.10 per share.

On September 29, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.10 per share.

On September 29, 2006, the Company issued 1,557,600 units at $0.10 per unit for gross proceeds of $155,760 with $100,965 paid in cash and $54,795 as a settlement of a promissory note. Each unit comprised one common share and one warrant to purchase one additional common share for a period of one year until September 30, 2007 at an exercise price of $0.25.

On September 30, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 1,267,500 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On December 11, 2006, pursuant to the compensation agreements dated April 1, 2006, the Company issued 1,267,500 common shares in exchange for consulting services at a value of $0.07 per share (see Note 12).

On December 11, 2006, the Company issued 135,000 common shares in exchange for consulting services at a value of $0.12 per share.

On December 11, 2006, the Company issued 15,000 common shares in exchange for consulting services at a value of $0.13 per share.

On December 27, 2006, the Company issued 100,000 common shares in exchange for consulting services at a value of $0.12 per share.

On December 30, 2006, the Company issued 350,000 common shares in exchange for consulting and management services at a value of $0.12 per share.

On December 31, 2006, the Company cancelled 300,000 common shares previously issued in exchange for consulting services valued at $0.07 per share.

On January 6, 2007, the Company issued 850,000 common shares in exchange for consulting services at a value of $0.10 per share

On February 28, 2007, the Company issued 250,000 shares pursuant to a compensation agreement in exchange for consulting services valued at $0.08 per share.

On March 6, 2007, the Company issued 120,000 common shares exchange for consulting services valued at $0.12 per share.

On March 29, 2007, the Company issued 30,000 common shares exchange for consulting services valued at $0.13 per share.

On March 29, 2007, the Company issued 1,100,000 common shares in exchange for consulting and management services valued at $0.08 per share.

On May 2, 2007, pursuant to compensation agreements, the Company issued 250,000 common shares in exchange for consulting services at a value of $0.08 per share.

On May 10, 2007 the Company cancelled 400,000 common shares previously issued in February 2007 at a value of $0.10 per share upon the termination of a consulting agreement.

On June 26, 2007, pursuant to compensation agreements, the Company issued 1,350,000 common shares in exchange for consulting services at a value of $0.08 per share.

On June 26, 2007 the Company issued 60,000 common shares in exchange for consulting services at a value of $0.13 per share.

On June 29, 2007, the Company issued 639,296 units at $0.10 per unit in exchange for settlement of loans.  Each unit is comprised of one common share and one warrant to purchase an additional common share for a period of six months at an exercise price of $0.25.

On June 29, 2007, the Company issued 7,800,000 units at $0.05 per unit, each unit comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise of $0.10 plus a second warrant to purchase an additional common share for a period of two years at an exercise price of $0.15. The shares were issued on July 16, 2007.

On June 29, 2007 the Company issued 179,119 common shares in exchange for settlement of account payable at $0.10 per share.

On June 29, 2007 the Company issued 200,000 shares in exchange for settlement of accounts payable at $0.10 per share.

On June 29, 2007, the Company issued 1,117,540 shares in exchange for two convertible promissory notes in the principal amounts of $45,000 and $46,930 (or CDN$50,000) that were due on June 30, 2007 including interest. The shares were valued at $0.10 per share.

On September 24, 2007, the Company issued 100,000 shares in exchange for consulting services at a value of $0.13 per share.

On September 24, 2007, pursuant to compensation agreements, the Company issued 1,350,000 common shares in exchange for consulting services at a value of $0.08 per share.

On September 28, 2007, the Company issued 500,000 units at $0.05 per unit.  Each unit is comprised of one common share and one warrant to purchase an additional common share for a period of one year at an exercise price of $0.10 plus a second warrant to purchase an additional common share for a period of two years at an exercise price of $0.15.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3(i) 3(ii) 5.1 14.1 23.1 23.2

Title of Document

Amended and Restated Articles of Incorporation

Amended and Restated By-laws

Legal Opinion included in Exhibit 23.1

Corporate Code of Ethics

Consent of Cletha A. Walstrand, P.C.

Consent of MacKay LLP

Location * * Attached ** Attached Attached

* Incorporated by reference. Previously filed with our amended Registration Statement on Form 10-SB with the Securities and Exchange Commission on November 14, 2005.

** Incorporated by reference.  Previously filed with our Form 10-KSB with the Securities and Exchange Commission on March 31, 2006.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of S2C Global Systems, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, S2C Global Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in Vancouver, British Columbia, Canada, on December 12, 2007.

S2C GLOBAL SYSTEMS, INC.

By: /s/ Roderick Bartlett

By:  /s/ Harold Forzley

Roderick Bartlett

Harold Forzley

Principal Executive Officer

Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Roderick Bartlett and Harold Forzley, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roderick Bartlett Roderick Bartlett	Chief Executive Officer, Principal Executive Officer, President and Director	December 12, 2007
/s/ Harold Forzley Harold Forzley	Chief Financial Officer, Principal Financial Officer, Secretary, Treasurer and Director	December 12, 2007
/s/ Alejandro Bautista Alejandro Bautista	Director	December 12, 2007
/s/ Tina VanderHeyden Tina VanderHeyden	Director	December 12, 2007
/s/ Mark Lambert Mark Lambert	Director	December 12, 2007